                                                                   EXHIBIT 99.11



                          OPTIMAX SYSTEMS CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT



                 AGREEMENT entered into as of the twelfth day of December, 1996 by and between OPTIMAX SYSTEMS CORPORATION, a Delaware corporation (the "Company") and the undersigned employee of the Company (the "Employee").

                 The Company desires to afford the Employee an opportunity to purchase shares of its common stock ($.001 par value) ("Shares") to carry out the purposes of the Optimax Systems Corporation Stock Option Plan (the "Plan").
Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

                 ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

                 1. Grant of Option. The Company hereby irrevocably grants to the Employee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of 31,125 Shares on the terms and conditions hereinafter set forth.

                 2. Purchase Price. The purchase price ("Purchase Price") for the Shares covered by the Option shall be $0.57 per Share.

                 3.       Time and Manner of Exercise of Option.

                          (a)     The Option shall not be exercisable until
June 30, 1997, but shall become exercisable as to 648 Shares, rounded up to the nearest whole share, on such date and cumulatively exercisable as to an additional 648 Shares, rounded up to the nearest whole share, per month upon the expiration of each of the next forty-seven (47) months thereafter.

                          (b)     To the extent that the right to exercise the
Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Price for such Shares in cash. There shall be no exercise at any one time as to fewer than One Hundred (100) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than One Hundred (100) Shares. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the

Company to the person or persons exercising the Option at such time, during ordinary business hours, after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

                          (c)     The Company shall at all times during the
term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option, shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

                 4.       Term of Option.

                          (a)     The Option shall terminate ten (10) years
from the date hereof, but shall be subject to earlier termination as hereinafter provided.

                          (b)     The Option shall terminate upon the
expiration of sixty (60) days after the date on which the Employee ceases to be a regular salaried employee of the Company ("Termination Date"), unless termination of employment was because (i) the Employee has died or become disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1954, as amended), in either of which cases the following provisions, as applicable, shall apply or (ii) of dismissal for cause or because the Employee breached his or her employment agreement with the Company, in which case the Option shall immediately terminate on the Termination Date.

                          (c)     In the case of disability, the Option may be
exercised, to the extent exercisable on the Termination Date, at any time within twelve (12) months after such date, but in any event prior to the expiration of ten (10) years from the date hereof.

                          (d)     In the event of the death of the Employee,
the Option may be exercised to the extent the Employee was entitled to do so on the date of his or her death under the provisions of paragraph 3(a), above, by the estate of the Employee or by any person or persons who acquire the right to exercise the Option by bequest or inheritance or otherwise by reason of the death of the Employee. In such circumstances, the Option may be exercised at any time within twelve (12) months after the date of death of the Employee, but in any event prior to the expiration of ten (10) years from the date hereof.

                 5. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or




                                    2.

the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

                 6.       Restrictions on Issue of Shares.

                          (a)     Notwithstanding the provisions of paragraph 3
hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                               (i)         The Shares with respect to which
                                           such option has been exercised are
                                           at the time of the issue of such
                                           shares effectively registered under
                                           applicable federal and state
                                           securities acts now in force or
                                           hereafter amended; or

                              (ii) Counsel for the Company shall have given an option, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.

                          (b)     In the event that for any reason the Shares
to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Company shall be under no further obligation to issue Shares covered by the Option, unless the person exercising the Option shall give a written representation to the Company, substantially in the form attached hereto as Exhibit 1, that such person is acquiring the Shares issued to him or her pursuant to such exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in force, and in such event, the Company may place an "investment legend," so-called, upon any certificate for the Shares issued by reason of such exercise.

                 7. Restrictions on Transfer of Shares. In addition to complying with the requirements of Section 6, the Company may delay the issuance of Shares covered by the exercise of Option and the delivery of a Certificate for such Shares until the person exercising the Option enters into an agreement with the Company, substantially in the





                                       3.
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form of the Stock Restriction Agreement attached hereto as Exhibit 2, granting the Company a right of first refusal with respect to any Shares proposed to be transferred by the holder thereof.

                 8. Adjustments Upon Changes in Capitalization. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Option, or any part thereof then unexercised, shall be exercisable and with a corresponding adjustment in the Option price per share.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its President thereunto duly authorized, and the Employee has here unto set his or her hand and seal, all as of the day and year first above written.

                          OPTIMAX SYSTEMS CORPORATION





                                       By:
                                          -------------------------------
                                          Jeffrey C. Herrmann, President





                                       4.
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                                   EXHIBIT 1

                                     [DATE]



Optimax Systems Corporation

Dear Madam/Sir:

                 In connection with the exercise by me as to ______ shares of the stock option granted to me under date of ____________________, 1996, I hereby acknowledge that I have been informed as follows:

                 1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

                 2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

                 3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

                 4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

                 In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:
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                 "The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended, and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his or her own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged, or transferred, in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

                 I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares so long as the legend remains on the certificates representing the shares.




                                       Very truly yours,




                                       ---------------------------





                                       2.
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                                   EXHIBIT 2

                          OPTIMAX SYSTEMS CORPORATION

                          STOCK RESTRICTION AGREEMENT



                 AGREEMENT entered into effective as of the _____ day of ____________________, ____ by and between OPTIMAX SYSTEMS CORPORATION, a Delaware corporation with a principal place of business in Cambridge, Massachusetts (the "Company"), and the undersigned individual (the "Stockholder"), who is concurrently with the execution of this Stock Restriction Agreement exercising an option (the "Option") to acquire shares of stock in the Company. The execution by the Stockholder of this Stock Restriction Agreement is a condition to his or her being entitled to be issued shares of stock in the Company ("Shares") upon the exercise of the Option.

                 ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements herein contained, and in consideration of the issuance of the Shares by the Company upon the exercise of the Option, the Stockholder, intending to be legally bound, hereby agrees with the Company, as follows:

                 1. RESTRICTION ON TRANSFER OF SHARES. the Stockholder shall not sell, give, bequeath, pledge, assign or encumber ("Transfer") any Shares (which term shall mean all shares of Common Stock owned by the Stockholder, whether now owned or hereafter acquired) except in a Permitted Transfer or as hereinafter provided. A "Permitted Transfer" is (i) a gift or bequest to or for the benefit of a member or members of the immediate family of the Stockholder, provided that the donee agrees in writing to be subject to all of the provisions of this Stock Restriction Agreement; or (ii) a Transfer made with the prior approval of the Board of Directors of the Company (the "Board").

                 2. ENDORSEMENT OF STOCK CERTIFICATES. All certificates representing Shares shall have conspicuously endorsed thereon the following legend:

                              "TRANSFER RESTRICTED

                          The shares of stock represented by this certificate are subject to restrictions upon transfer under a Stock Restriction Agreement dated as of ____________________, a copy of which may be obtained from the Company without charge upon the written request of the holder."
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                 3.       RIGHT OF FIRST REFUSAL.  If the Stockholder desires
to Transfer any or all of his or her Shares, he or she shall first give written notice (the "Offer Notice") thereof to the Company, identifying (i) the number of Shares sought to be Transferred (the "Offered Shares"), (ii) the proposed aggregate Transfer price and terms (the "Offering Price" and "Offering Terms"), and (iii) the proposed transferee (the "Proposed Transferee"), and shall offer the Offered Shares to the Company for Purchase at the Offering Price and on the Offering Terms. The Company shall have an option, exercisable at any time within forty-five (45) days after the Notice Date, to Purchase any or all of the Offered Shares. If the Company does not Purchase all of the Offered Shares within said forty-five (45) day period, the Stockholder shall be free to dispose of the remaining Offered Shares within ninety (90) days after the Notice Date but only to the Proposed Transferee and only at a price and on terms not more favorable to the Proposed Transferee than the Offering Price and the Offering Terms; provided, however, that as a condition to the effectiveness of such Transfer, the Company may require that the Proposed Transferee shall thereupon become a party to this Stock Restriction Agreement, subject to the same restrictions on Transfer as the Stockholder. If the remaining Offered Shares are not so transferred by the Stockholder within said ninety (90) day period, the Stockholder shall continue to hold such Offered Shares subject to all of the terms and conditions of this Stock Restriction Agreement.

                 4. TRANSFERS BY OPERATION OF LAW. In the event that the Stockholder (a) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (b) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her Shares and such involuntary petition or assignment or attachment is not discharged within ninety (90) days after its date, or (c) is subjected to any other possible Transfer of his, her or its Shares by operation of law, including Transfer pursuant to a divorce decree, the Company shall have the option for a period of thirty (30) days after the Company acquires knowledge of said proceedings to Purchase any or all of such Shares and any or all interests therein from said Stockholder and/or any receiver, petitioner, assignee, transferee or other person obtaining an interest in said Shares (hereinafter referred to as a "Transferee by Law") at a price equal to the then fair market value of the Shares, as determined in good faith by the Board. If said Transferee by Law subsequently acquires ownership of any Shares, as a condition to the effectiveness of such Transfer of ownership, said Transferee by Law shall thereupon become a party to this Stock Restriction Agreement, subject to the same restrictions on Transfer as the Stockholder.

                 5. COMPANY DESIGNEE. All rights granted to the Company by the terms of this Stock Restriction Agreement may be exercised by such person or persons as the Board, in its sole discretion, shall designate (each, a "Designee").

                 6. DELIVERY OF SHARES AND DOCUMENTS. Upon the Purchase of Shares as herein provided, the seller shall deliver to the purchaser upon tender of





                                       2.

payment of the purchase price: (a) the certificate(s) for the Shares being sold, endorsed for transfer and bearing any necessary documentary stamps and
(b) such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidence of title of the seller, and of his or her compliance with applicable state and Federal law, as may be reasonably required by counsel for each purchaser.

                 7. CONTRACT CONSTRUCTION. This Stock Restriction Agreement represents the entire and integrated agreement between the Company and the Stockholder with respect to the specific subject matters hereof and thereof and supersedes all prior negotiations or agreements, either written or oral. The invalidity or unenforceability of any one or more provisions of this Stock Restriction Agreement shall not affect the other provisions, and the Stock Restriction Agreement shall be construed in all respects as if any such invalid or unenforceable provisions were omitted.

                 8. NOTICES. Notices under this Stock Restriction Agreement shall be in writing and shall be delivered in hand or mailed by certified mail, postage prepaid, return receipt requested, to the party to whom such notice is being given, at the address set forth below or at such other address as to which such party shall have notified the other parties in accordance with this Section 8:

                 To the Company:           OPTIMAX SYSTEMS CORPORATION
                                           201 Broadway
                                           Cambridge, MA 02139
                                           Attn:  Board of Directors


                 To the Shareholder:       At the address set forth below
                                           his or her signature

Notices are effective upon receipt.

                 9. BINDING EFFECT. This Stock Restriction Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

                 10. PARTIES. Any person who acquires ownership of any Shares shall become a party to this Stock Restriction Agreement, subject to the same restrictions on Transfer as the Stockholder, and shall confirm such fact by endorsing a schedule which shall be attached hereto or by executing a counterpart of this Stock Restriction Agreement. The Company may refuse to recognize any transferee as one of the Company's stockholders for any purpose, including without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Stock Restriction Agreement have been complied with in full. An original copy of this Stock Restriction Agreement and of any counterpart subsequently executed shall be kept by the Clerk of the Company.





                                       3.
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                 11.      GOVERNING LAW.  This Stock Restriction Agreement
shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                 12. AMENDMENT AND TERMINATION. This Stock Restriction Agreement may be amended or terminated by written agreement of all of the parties hereto and shall be terminated automatically upon the earlier to occur of (i) such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934; and (ii) the Company's liquidation and dissolution.

                 IN WITNESS WHEREOF, the parties have executed this Stock Restriction Agreement as an agreement under seal effective as of the date first above written.




                                       OPTIMAX SYSTEMS CORPORATION



                                       By:
                                          --------------------------------
                                          Jeffrey C. Herrmann, President


                                       ------------------------------------
                                       Individual Stockholder



                                       -----------------------------------
                                       Name



                                       ----------------------------------
                                       Address



                                       ----------------------------------





                                       4.